As filed with the Securities and Exchange Commission on June 12, 2026

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

MICROVISION, INC.

(Exact name of registrant as specified in its charter)

Delaware	91-1600822
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

18390 NE 68th Street

Redmond, WA 98052

(425) 936-6847

(Address, including zip code, and telephone number, including area code of registrant’s principal executive offices)

Drew G. Markham

Senior Vice President, General Counsel, and Secretary

MicroVision, Inc.

18390 NE 68th Street

Redmond, Washington 98052

(425) 936-6847

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Please send copies of all communications to:

Thomas Fraser

Ropes & Gray LLP

Prudential Tower

800 Boylston Street

Boston, MA 02199

(617) 951-7000

Approximate date of commencement of proposed sale to the public: From time to time after the effectiveness of the registration statement.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box: ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box: ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☒	Smaller reporting company	☒

		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with section 8(a) of the Securities Act or until the registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said section 8(a), may determine.

EXPLANATORY NOTE

This registration statement is a replacement registration statement being filed pursuant to Rule 415(a)(6) under the Securities Act of 1933, as amended, or the Securities Act, with respect to securities that remain unsold under the Registration Statement on Form S-3 (File No. 333-272616), originally filed and became effective on June 13, 2023, or the “Prior Registration Statement”. Pursuant to Rule 415(a)(6) under the Securities Act, the Registrant is registering on this registration statement an aggregate of $42,000,000 of unsold securities (the “Unsold Securities”) previously registered under the Prior Registration Statement.

Pursuant to Rule 415(a)(5)(ii) under the Securities Act, by filing this registration statement on Form S-3, MicroVision, Inc., or “we”, “us”, “our” or the “Company”, may issue and sell securities covered by the Prior Registration Statement until the earlier of (i) the effective date of this registration statement and (ii) December 10, 2026, which is 180 days after the third-year anniversary of the effective date of the Prior Registration Statement, or the “Expiration Date”. In particular, the Registrant may continue to offer and sell under the Prior Registration Statement its shares of common stock in its at-the-market offerings through Deutsche Bank Securities Inc., Mizuho Securities USA LLC and Craig-Hallum Capital Group LLC, as sales agents, which offerings shall remain registered under the Prior Registration Statement using the prospectus supplement filed on March 5, 2024 until the Expiration Date. The Prior Registration Statement and all offers and sales thereunder will be deemed terminated on the Expiration Date, except to the extent covered by this registration statement.

This registration statement contains a sales agreement prospectus that covers the offering, issuance and sale by us of up to a maximum aggregate offering price of $42,000,000 of our common stock that may be issued and sold from time to time under a sales agreement with Deutsche Bank Securities Inc., Mizuho Securities USA LLC and Craig-Hallum Capital Group LLC, as amended. The specific terms of the securities to be issued and sold under the sales agreement are specified in the sales agreement prospectus.

On March 5, 2024, the Company filed a sales agreement prospectus supplement (the “Original Sales Agreement Prospectus”) covering the offering, issuance and sale of up to a maximum aggregate offering price of $150,000,000 of shares of Common Stock that could be issued and sold from time to time under the Sales Agreement. As of immediately prior to the filing of this registration statement, approximately $42,000,000 remained available for sale under the Original Sales Agreement Prospectus.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED JUNE 12, 2026

PROSPECTUS

Up to $42,000,000

MicroVision, Inc.

Common Stock

We have entered into a sales agreement with Deutsche Bank Securities Inc., Mizuho Securities USA LLC and Craig-Hallum Capital Group LLC, or the Sales Agents, on March 5, 2024, as amended on June 12, 2026, relating to the sale of up to $150,000,000 of shares of our common stock, $0.001 par value per share, or the Sales Agreement. Subject to the terms and conditions of the Sales Agreement, we may offer and sell shares of our common stock from time to time through the Sales Agents, acting as our agents, or directly to the Sales Agents, acting as principals.

Our shares are quoted on The Nasdaq Global Market under the symbol “MVIS.” On June 11, 2026, the last reported sale price of our common stock on The Nasdaq Global Market was $0.36 per share.

Sales of our common stock, if any, under this prospectus may be made in sales deemed to be “at the market” equity offerings as defined in Rule 415 promulgated under the Securities Act of 1933, as amended, or the Securities Act, including sales made directly on or through The Nasdaq Global Market, the existing trading market for our common stock, sales made to or through a market maker other than on an exchange or otherwise, in negotiated transactions at market prices prevailing at the time of sale or at prices related to such prevailing market prices, and/or any other method permitted by law. The Sales Agents are not required to sell a certain number of shares or dollar amount of our common stock. The Sales Agents will use commercially reasonable efforts to sell on our behalf all of the shares of common stock requested to be sold by us, consistent with their normal trading and sales practices, on mutually agreed terms between the Sales Agents and us. There is no arrangement for funds to be received in any escrow, trust or similar arrangement.

The Sales Agents will each be entitled to a commission equal to 3% of the gross sales price per share sold by such Sales Agent under the Sales Agreement. In connection with the sale of the common stock on our behalf, each Sales Agent may be deemed to be an “underwriter” within the meaning of the Securities Act, and the compensation of the Sales Agent may be deemed to be underwriting commissions or discounts.

Under the terms of the Sales Agreement, we may also sell shares of our common stock to a Sales Agent, acting as principal, at a price per share to be agreed upon at the time of sale. If we sell shares to a Sales Agent as principal, we will enter into a separate terms agreement with that Sales Agent.

Investing in our common stock involves a high degree of risk. Please see the section entitled “Risk Factors” beginning on page 5 of this prospectus, for a discussion of important risks that you should consider before making an investment decision.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities, or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

Deutsche Bank Securities	Mizuho	Craig-Hallum

The date of this prospectus is               .

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement on Form S-3 that we filed with the Securities and Exchange Commission, or the SEC. You should read carefully this prospectus, any applicable prospectus supplement and any free writing prospectus, together with the additional information incorporated by reference in this prospectus described below under “Where You Can Find More Information” before making an investment in our securities.

We incorporate by reference important information into this prospectus. You may obtain the information incorporated by reference into this prospectus without charge by following the instructions under “Documents Incorporated by Reference” and “Where You Can Find More Information” in this prospectus. You should carefully read this prospectus, as well as additional information described under “Documents Incorporated by Reference,” before deciding to invest in shares of our common stock. If the information in, or incorporated by reference in, this prospectus conflicts with information in a document incorporated by reference herein or therein, the information in, or incorporated by reference in, this prospectus shall control.

All references in this prospectus to “MicroVision,” “the Company,” “we,” “us” or “our” mean MicroVision, Inc., unless we state otherwise, or the context otherwise requires.

In making your investment decision, you should rely only on the information contained or incorporated by reference in this prospectus, any accompanying prospectus supplement or in any related free writing prospectus that we authorize for use in connection with this offering and to which we have referred you. We have not, and the Sales Agents have not, authorized anyone to provide you with different or additional information. If anyone provides you with different or additional information, you should not rely on it. We are not, and the Sales Agents are not, making an offer to sell these securities under any circumstance or in any jurisdiction where the offer is not permitted or unlawful. You should assume that the information contained in this prospectus is accurate only as of its date, and that any information in documents that we have incorporated by reference is accurate only as of the date of the document incorporated by reference. Our business, financial condition, results of operations, cash flows and prospects may have changed since those dates.

1

PROSPECTUS SUMMARY

The following summary is qualified in its entirety by, and should be read together with, our consolidated financial statements and related notes thereto and the more detailed information appearing elsewhere or incorporated by reference in this prospectus. Before you decide to invest in our common stock, you should read the entire prospectus carefully, including the risk factors and the financial statements and related notes included or incorporated by reference in this prospectus.

Our Company

MicroVision is defining the next generation of lidar-based perception solutions for automotive, industrial, and security & defense markets. We deliver integrated hardware and software solutions designed for real-world performance, automotive-grade reliability, and economic scalability. Our diverse portfolio of lidar sensors, with both short- and long-range lidar solutions, feature solid-state sensors with varying wavelengths, advanced sensor architectures, design-to-cost engineering, and open software solutions.

Our solutions enable advanced driver assistance systems, or ADAS, and autonomy features for customers in a wide range of markets, including automotive, industrial, and security & defense. Target industrial sectors include robotics, automated warehouse, agriculture, and mining. Our integrated hardware and software solutions enable intelligent autonomous, active safety, and automation systems which depend on secure, cost-effective, and energy-efficient solutions. Our software has been developed in close collaboration with automotive customers and also has broad application in industrial, defense, and commercial vehicle sectors.

With engineering teams in the U.S. and Germany, we develop and supply integrated solutions, incorporating application software and processing data from differentiated sensor systems. Our extensive experience in developing and productizing core lidar hardware and software components, along with our expertise in edge computing, positions us as a valuable commercial partner capable of delivering high-value, low-power products.

Founded in 1993, MicroVision, Inc. is a pioneer in laser beam scanning, or LBS, technology, which is based on our patented technology in micro-electromechanical systems, or MEMS, laser diodes, opto-mechanics, electronics, algorithms and software and how those elements are packaged into a small form factor. Throughout our history, we have combined our proprietary technology with our development expertise to create innovative solutions to address existing and emerging market needs, such as augmented reality microdisplay engines; interactive display modules; consumer lidar components; and, more recently, lidar sensors and software solutions for automotive, industrial, and security & defense markets.

In January 2023, we acquired certain strategic assets of Germany-based Ibeo Automotive Systems GmbH, which was founded in 1998 as a lidar hardware and software provider. Ibeo developed and launched the first lidar sensor to be automotive qualified for serial production with a premium, or Tier 1, automotive supplier and that is currently available in passenger cars by premium OEMs. Ibeo developed software solutions, including perception and validation software, also used by premium OEMs. In addition, Ibeo sold its products for non-automotive uses such as industrial, agriculture, smart infrastructure, and robotics applications.

In January 2026, we completed the acquisition of assets from Scantinel Photonics GmbH, based in Germany. Scantinel develops a unique lidar-on-chip solution, utilizing 1550nm frequency-modulated continuous wave, or FMCW, technology. Our 1550nm FMCW lidar solution has applications for long-range use cases across our target markets, with particularly compelling advantages for the commercial vehicle market.

In February 2026, we completed the strategic acquisition of assets primarily comprising the worldwide lidar business of Luminar Technologies, Inc. The acquired assets include the IRIS sensor, a 1550nm time-of-flight long-range lidar, and its next generation HALO sensor, built off the same architecture as IRIS but with improved performance and reduced size and cost. The acquisition also included SENTINEL, under development as a full-stack software platform supporting safety and autonomy applications for passenger vehicles and commercial trucks.

Our hardware solutions include a broad and multi-featured portfolio of lidar sensors, which can be integrated with our software or with our customers’ software, targeted for sale to automotive OEMs and Tier 1 suppliers, industrial mobility and autonomy companies, and security & defense contractors. Our lidar sensors, all solid state, include MOVIA™, a flash-based short- to mid-range sensor; MAVIN™, a MEMS-based 905nm long-range sensor capable of small object detection; IRIS and HALO, each a 1550nm long-range sensor; and our Scantinel 1550nm long-range FMCW lidar. Our software stack has met the rigorous requirements of automotive qualification and incorporates advanced features, like localization and fusion. We also develop customer-specific application software, allowing expansion into a wide array of sectors.

In the recent past, we developed micro-display concepts and designs for use in head-mounted augmented reality, or AR, headsets and developed a 1440i MEMS module supporting AR headsets. This technology was integrated into products marketed to consumer and military sectors.

We have incurred significant losses since inception and we expect to continue to incur significant losses in the near term. We have funded our operations to date primarily through the sale of common stock, convertible preferred stock, warrants, the issuance of convertible debt and, to a lesser extent, from development contract revenues, product sales and licensing activities. See our Annual Report on Form 10-K for the fiscal year ended December 31, 2025, or the 2025 Form 10-K, incorporated by reference herein.

Corporate Information

We were founded in 1993 as a Washington corporation and reincorporated in 2003 under the laws of the State of Delaware. Our principal office is located at 18390 NE 68th Street, Redmond, WA 98052 and our telephone number is 425-936-6847. We maintain a website at www.microvision.com, where general information about us is available. We do not incorporate the information on our website into this prospectus and you should not consider it part of this prospectus.

2

The Offering

Common stock we are offering	Shares of our common stock having an aggregate offering price of up to $42 million.

Common stock to be outstanding after this offering	Up to 461,312,631 shares, which assumes sales of 116,666,666 shares at an assumed public offering price of $0.36 per share, which was the last reported sale price of our common stock on The Nasdaq Global Market on June 11, 2026. The actual number of shares issued will vary depending on the sales price of shares sold in this offering. We have experienced volatility in our stock price. See “Risk Factors.”

Plan of Distribution	“At the market” offering that may be made from time to time through our Sales Agents. Under the terms of the Sales Agreement, we may also sell shares to a Sales Agent, acting as principal, at a price per share to be agreed upon at the time of sale. If we sell shares to a Sales Agent as principal, we will enter into a separate terms agreement with that Sales Agent. See “Plan of Distribution.”

Use of proceeds	We currently intend to use the net proceeds from this offering, if any, for general corporate purposes, which may include, but are not limited to, working capital and capital expenditures. See “Use of Proceeds.”

Risk factors	See “Risk Factors” elsewhere in this prospectus for a discussion of the factors you should carefully consider before deciding to invest in our common stock.

Listing	Our common stock is listed on The Nasdaq Global Market under the symbol “MVIS.”

The number of shares of common stock to be outstanding after this offering is based on 344,645,965 shares outstanding as of May 28, 2026 and excludes, as of that date, the following:

●	602,258 shares of common stock issuable upon the exercise of outstanding options, of which 602,258 were exercisable at a weighted average exercise price of $1.40 per share under our 2022 Equity Incentive Plan, as amended, or the Incentive Plan, or a predecessor plan;
●	5,493,272 shares of common stock underlying unvested and/or deferred stock awards under the Incentive Plan or the 2025 Inducement Plan; and
●	17,819,690 shares of our common stock reserved for issuance pursuant to the Incentive Plan or the 2025 Inducement Plan.

3

NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus and the documents incorporated by reference in this prospectus contain forward-looking statements, within the meaning of Section 27A of the Securities Act of 1933, as amended, or the Securities Act, and Section 21E of the Securities Exchange Act of 1934, as amended, or the Exchange Act, and is subject to the safe harbor created by those sections. Such statements may include, but are not limited to, projections of revenues, income or loss, capital expenditures, plans for product development and cooperative arrangements, future operations, financing needs or plans of MicroVision, as well as assumptions relating to the foregoing. The words “anticipate,” “believe,” “estimate,” “expect,” “goal,” “may,” “plan,” “project,” “will,” and similar expressions identify forward-looking statements, which speak only as of the date the statement was made.

These forward-looking statements are not guarantees of future performance. Factors that could cause actual results to differ materially from those projected in such forward-looking statements include our ability to operate with limited cash or to raise additional capital when needed; market acceptance of our technologies and products or for products incorporating our technologies; the failure of our commercial partners to perform as expected under our agreements; our ability to identify parties interested in paying any amounts or amounts we deem desirable for the purchase or license of intellectual property assets; our or our customers’ failure to perform under open purchase orders; our financial and technical resources relative to those of our competitors; our ability to keep up with rapid technological change; government regulation of our technologies; our ability to enforce our intellectual property rights and protect our proprietary technologies; the ability to obtain additional contract awards and develop partnership opportunities; the timing of commercial product launches and delays in product development; the ability to achieve key technical milestones in key products; dependence on third parties to develop, manufacture, sell and market our products; potential product liability claims; our ability to maintain our listing on The Nasdaq Stock Market; and other risk factors identified from time to time in the Company’s SEC reports, including the Company’s Annual Report on Form 10-K filed with the SEC. These factors are not intended to represent a complete list of the general or specific factors that may affect us. It should be recognized that other factors, including general economic factors and business strategies, may be significant, now or in the future, and the factors set forth in this prospectus may affect us to a greater extent than indicated. Except as expressly required by federal securities laws, we undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events, changes in circumstances or any other reason.

4

RISK FACTORS

An investment in our securities involves a high degree of risk. You should carefully consider all of the information in this prospectus, including the risks and uncertainties described below, and all other information included or incorporated by reference in this prospectus, before you decide whether to purchase our securities. The risks and uncertainties we describe are not the only ones facing us. Additional risks not presently known to us or that we currently deem immaterial may also impair our business operations. If any of these risks were to occur, our business, financial condition or results of operations would likely suffer. In that event, the trading price of our common stock could decline and you could lose all or part of your investment.

Risks Related to our Common Stock and this Offering

We have broad discretion in the use of the net proceeds from this offering and may not use them effectively.

Our management will have broad discretion in the application of the net proceeds from this offering and could spend the proceeds in ways that do not necessarily improve our results of operations or enhance the value of our common stock. Our failure to apply these funds effectively could have a material adverse effect on our business, financial condition, operating results and cash flow, and could cause the price of our common stock to decline.

Our stock price has fluctuated in the past, has recently been volatile and may be volatile in the future, and as a result, investors in our common stock could incur substantial losses.

Our stock price has fluctuated in the past, has recently been volatile and may be volatile in the future. During the 12 months prior to the date of this prospectus, our common stock has traded at a low of $0.36 and a high of $1.50. We may continue to experience sustained depression or substantial volatility in our stock price in the foreseeable future unrelated to our operating performance or prospects. For the year ended December 31, 2025, we incurred a loss per share of $0.35.

As a result of this volatility, investors may experience losses on their investment in our common stock. The market price for our common stock may be influenced by many factors, including the following:

●	investor reaction to our business strategy;
●	the success of competitive products or technologies;
●	strategic alternatives;
●	the timing and results of our development efforts with respect to our lidar sensors and ADAS solutions;
●	changes in regulatory or industry standards applicable to our technologies;
●	variations in our or our competitors’ financial and operating results;
●	developments concerning our collaborations or partners;
●	developments or disputes with any third parties that supply, manufacture, sell or market any of our products;
●	developments or disputes concerning patents or other proprietary rights, including patents, litigation matters and our ability to obtain patent protection for our products;
●	actual or perceived defects in any of our products, if commercialized, and any related product liability claims;
●	our ability or inability to raise additional capital and the terms on which we raise it;
●	declines in the market prices of stocks generally;
●	trading volume of our common stock;
●	sales of our common stock by us or our stockholders;
●	general economic, industry and market conditions; and
●	other events or factors, including war, terrorism and other international conflicts, public health issues including health epidemics or pandemics, and natural disasters such as fire, hurricanes, earthquakes, tornados or other adverse weather and climate conditions, whether occurring in the United States or elsewhere.

Since the stock price of our common stock has fluctuated in the past, has been recently volatile and may be volatile in the future, investors in our common stock could incur substantial losses. In the past, following periods of volatility in the market, securities class-action litigation has often been instituted against companies. Such litigation, if instituted against us, could result in substantial costs and diversion of management’s attention and resources, which could materially and adversely affect our business, financial condition, results of operations and growth prospects. There can be no guarantee that our stock price will remain at current levels or that future sales of our common stock will not be at prices lower than those sold to investors.

5

Additionally, securities of certain companies have recently experienced significant and extreme volatility in stock price due to short sellers of shares of common stock, known as a “short squeeze.” These short squeezes have caused extreme volatility in both the stock prices of those companies and in the market and have led to the price per share of those companies to trade at a significantly inflated rate that is disconnected from the underlying value of the company. Many investors who have purchased shares in those companies at an inflated rate face the risk of losing a significant portion of their original investment, as in many cases the price per share has declined steadily as interest in those stocks have abated. While we have no reason to believe our shares would be the target of a short squeeze, there can be no assurance that we will not be in the future, and you may lose a significant portion or all of your investment if you purchase our shares at a rate that is significantly disconnected from our underlying value.

If you purchase the common stock sold in this offering, you will experience immediate and substantial dilution in your investment. You will experience further dilution if we issue additional equity securities in future fundraising transactions.

Since the price per share of our common stock being offered is substantially higher than the net tangible book value per share of our common stock, you will suffer substantial dilution with respect to the net tangible book value of the common stock you purchase in this offering. Based on an assumed public offering price of $0.36 per share, the last reported sale price of our common stock on June 11, 2026 on The Nasdaq Global Market, and our net tangible book value as of December 31, 2025, if you purchase shares of common stock in this offering, you will suffer immediate and substantial dilution of $0.13 per share with respect to the net tangible book value of the common stock. See the section entitled “Dilution” elsewhere in this prospectus for a more detailed discussion of the dilution you will incur if you purchase common stock in this offering.

We are generally not restricted from issuing additional common stock, including any securities that are convertible into or exchangeable for, or that represent the right to receive, common stock. If we issue additional common stock, or securities convertible into or exchangeable or exercisable for common stock, our stockholders, including investors who purchase shares of common stock in this offering, could experience additional dilution, and any such issuances may result in downward pressure on the price of our common stock.

Future sales of shares by existing stockholders could cause our stock price to decline.

Sales of a substantial number of shares of our common stock in the public market could occur at any time. These sales, or the perception in the market that the holders of a large number of shares of common stock intend to sell shares, could reduce the market price of our common stock.

As of May 28, 2026, we had outstanding options to purchase an aggregate of 602,258 shares of our common stock, of which all were exercisable at a weighted average exercise price of $1.40 per share. The exercise of such outstanding options will result in further dilution of your investment. If our existing stockholders sell substantial amounts of our common stock in the public market, or if the public perceives that such sales could occur, this could have an adverse impact on the market price of our common stock, even if there is no relationship between such sales and the performance of our business.

We do not currently intend to pay dividends on our common stock, and any return to investors is expected to come, if at all, only from potential increases in the price of our common stock.

At the present time, we intend to use available funds to finance our operations. Accordingly, while payment of dividends rests within the discretion of our board of directors, no cash dividends on our common shares have been declared or paid by us and we have no intention of paying any such dividends in the foreseeable future. Any return to investors is expected to come, if at all, only from potential increases in the price of our common stock.

The actual number of shares we will issue under the Sales Agreement, at any one time or in total, is uncertain.

Subject to certain limitations in the Sales Agreements and compliance with applicable law, we have the discretion to deliver a placement notice to a Sales Agent at any time throughout the term of the Sales Agreement. The number of shares that are sold by a Sales Agent after delivering a placement notice will fluctuate based on the market price of our common stock during the sales period and limits we set with that Sales Agent. Because the price per share of each share sold will fluctuate based on the market price of our common stock during the sales period, it is not possible at this stage to predict the number of shares that will be ultimately issued.

The common stock offered hereby will be sold in “at the market offerings,” and investors who buy shares at different times will likely pay different prices.

Investors who purchase shares in this offering at different times will likely pay different prices, and accordingly may experience different levels of dilution and different outcomes in their investment results. We will have discretion, subject to market demand and the terms of the Sales Agreement, to vary the timing, prices and number of shares sold in this offering. In addition, subject to the final determination by our board of directors or any restrictions we may place in any applicable placement notice, there is no minimum or maximum sales price for shares to be sold in this offering. Investors may experience a decline in the value of the shares they purchase in this offering as a result of sales made at prices lower than the prices they paid.

6

USE OF PROCEEDS

The amount of net proceeds from this offering will depend upon the number of shares of our common stock sold and the market prices at which they are sold. There can be no assurance that we will be able to sell any shares of our common stock under or fully utilize the Sales Agreement as a source of financing.

Except as described in any free writing prospectus that we may authorize to be provided to you, we currently anticipate that the net proceeds from the sale of the securities offered under this prospectus will be used for general corporate purposes, which may include, but are not limited to, working capital and capital expenditures.

Pending the application of the net proceeds, we expect to invest the proceeds in investment-grade, interest-bearing instruments or other securities.

Our management will have broad discretion in the application of the net proceeds, if any, from this offering, and the amounts and timing of our actual expenditures will depend on numerous factors, including those listed under the section titled “Risk Factors” in this prospectus and the documents incorporated by reference herein and therein. We therefore cannot estimate with certainty the amount of net proceeds to be used for the purposes described above. While we intend to spend the net proceeds of the offering as stated above, there may be circumstances where, for sound business reasons, a re-allocation of funds may be necessary or advisable.

7

DILUTION

If you invest in our common stock, your interest will be diluted by an amount equal to the difference between the public offering price and the net tangible book value per share of common stock after this offering. We calculate net tangible book value per share by dividing our net tangible book value (total assets less intangible assets and total liabilities) by the number of outstanding shares of common stock.

Our net tangible book value at December 31, 2025 was $55,516,000, or $0.18 per share of common stock. After giving effect to the sale of shares of our common stock in the aggregate amount of $42,000,000 at an assumed offering price of $0.36 per share, the last reported sale price of our common stock on June 11, 2026 on The Nasdaq Global Market, and after deducting estimated commissions and estimated offering expenses, our as-adjusted net tangible book value at December 31, 2025 would have been $96,250,000, or $0.23 per share. This represents an immediate increase in as-adjusted net tangible book value of $0.05 per share to existing shareholders and an immediate and substantial dilution of $0.13 per share to new investors. The following table illustrates this per share dilution:

Assumed public offering price per share	$0.36
Net tangible book value per share at December 31, 2025	$0.18
Increase in net tangible book value per share attributable to this offering	$0.05
As-adjusted net tangible book value per share as of December 31, 2025, after giving effect to this offering	$0.23
Dilution per share to new investors in this offering	$0.13

The table above assumes, for illustrative purposes only, that an aggregate of 116,666,666 shares of our common stock are sold at an assumed offering price of $0.36 per share, for aggregate gross proceeds of approximately $42,000,000. The shares sold in this offering, if any, will be sold from time to time at various prices.

To the extent that any options are exercised, new options are issued under the Incentive Plan or 2025 Inducement Plan, or we otherwise issue additional shares of common stock in the future, there will be further dilution to new investors.

These calculations are based on 344,645,965 shares outstanding as of May 28, 2026 and excludes, as of that date, the following:

●	602,258 shares of common stock issuable upon the exercise of outstanding options, of which 602,258 were exercisable at a weighted average exercise price of $1.40 per share under the Incentive Plan or a predecessor plan;
●	5,493,272 shares of common stock underlying unvested and/or deferred stock awards under the Incentive Plan or the 2025 Inducement Plan; and
●	17,819,690 shares of our common stock reserved for issuance pursuant to the Incentive Plan or the 2025 Inducement Plan.

8

DESCRIPTION OF SECURITIES WE ARE OFFERING

We are offering up to $42,000,000 of shares of our common stock.

Our Amended and Restated Certificate of Incorporation, as amended, authorizes us to issue 510,000,000 shares of common stock, $0.001 par value per share, and 25,000,000 shares of preferred stock, $0.001 par value per share. As of May 28, 2026, there were 344,645,965 shares of common stock, and no shares of preferred stock, outstanding.

Common Stock. All outstanding common stock is, and any stock issued under this prospectus will be, duly authorized, fully paid and nonassessable. Subject to the rights of the holders of our outstanding preferred stock, holders of common stock:

●	are entitled to any dividends validly declared;

●	will share ratably in our net assets in the event of a liquidation; and

●	are entitled to one vote per share.

The common stock has no conversion rights. Holders of common stock have no preemption, subscription, redemption, or call rights related to those shares.

Equiniti Trust Company, LLC is the transfer agent and registrar for our common stock.

9

PLAN OF DISTRIBUTION

We have entered into the Sales Agreement with the Sales Agents relating to the sale of shares of our common stock offered by this prospectus, from time to time through any of the Sales Agents acting as agents. Under this prospectus, in accordance with the terms of the Sales Agreement, we may sell shares of our common stock for an aggregate offering price of up to $42,000,000. Sales of our shares of common stock, if any, under this prospectus will be made by any method that is deemed to be an “at the market offering” as defined in Rule 415 promulgated under the Securities Act, including sales made directly on or through The Nasdaq Global Market, the existing trading market for our common stock, sales made to or through a market maker other than on an exchange or otherwise, in negotiated transactions at market prices prevailing at the time of sale or at prices related to such prevailing market prices, and/or any other method permitted by law.

Each time we wish to issue and sell our shares of common stock under the Sales Agreement, we will notify a Sales Agent of the number of shares to be issued and sold, the dates on which such sales are anticipated to be made, any limitation on the number of shares to be sold in any one day and any minimum price below which sales may not be made. Once we have so instructed a Sales Agent, unless such Sales Agent declines to accept the terms of such notice, each Sales Agent has agreed to use their commercially reasonable efforts consistent with their normal trading and sales practices to sell such shares up to the amount specified on such terms. The obligations of the Sales Agents under the Sales Agreement to sell our shares of common stock are subject to a number of conditions that we must meet. The Sales Agents may engage in passive market making transactions in the shares of common stock on The Nasdaq Global Market in accordance with Regulation M under the Exchange Act. The Sales Agents may also trade in our common stock for their own accounts and for the accounts of any of their respective clients during the term of the Sales Agreement.

The settlement of the sales of shares between us and the Sales Agents will occur on the first trading day following the date on which such sales were made in return for payment of the net proceeds to us, unless otherwise specified in the applicable placement notice (or such earlier day as is industry practice for regular-way trading or required under Rule 15c6-1 under Exchange Act). Sales of our shares of common stock as contemplated in this prospectus will be settled through the facilities of The Depository Trust Company or by such other means as we and the Sales Agents may agree upon. There is no arrangement for funds to be received in an escrow, trust or similar arrangement.

Under the terms of the Sales Agreement, we may also sell shares of our common stock directly to a Sales Agent, acting as principal, at a price per share to be agreed upon at the time of sale. If we sell shares to a Sales Agent as principal, we will enter into a separate terms agreement with that Sales Agent, and we will describe such agreement in a separate prospectus supplement or pricing supplement.

We will pay each Sales Agent in an agency transaction a commission equal to 3% of aggregate gross proceeds we receive from the sale of our shares of common stock sold by such Sales Agent pursuant to the Sales Agreement. Any commissions, discount or other compensation to the Sales Agents with respect to a principal transaction will be set forth in the applicable terms agreement. Because there is no minimum offering amount required as a condition to close this offering, the actual total public offering amount, commissions and proceeds to us, if any, are not determinable at this time We have also agreed to reimburse the Sales Agents for the reasonable out-of-pocket expenses of the Sales Agents, including the reasonable fees and disbursements of legal counsel to the Sales Agents incurred in connection with this offering, in the amount of up to $200,000 in the aggregate for the Sales Agreement, and for ongoing services in connection with the transactions contemplated under the Sales Agreement, in the amount of up to $25,000 in the aggregate on a quarterly basis. We estimate that the total expenses for the offering, excluding any commissions payable to the Sales Agents under the terms of the Sales Agreement, will be approximately $500,000. The remaining sale proceeds, after deducting any other transaction fees, will equal our net proceeds from the sale of such shares.

Each Sales Agent will provide written confirmation to us no later than the open of trading on The Nasdaq Global Market on the trading day immediately following each trading day on which our shares of common stock are sold under the Sales Agreement by such Sales Agent. Each confirmation will include the number of shares sold on that day, the proceeds to us (with an itemization of the deductions) and the commission payable to the Sales Agents with respect to such sales.

10

We will report in our filings with the SEC under the Exchange Act at least quarterly the number of shares of our common stock sold through the Sales Agents under the Sales Agreement and any terms agreement and the net proceeds received by us and the compensation paid by us from such sales.

In connection with the sale of our shares of common stock on our behalf, each of the Sales Agents may be deemed to be an “underwriter” within the meaning of the Securities Act, and the compensation of the Sales Agent will be deemed to be underwriting commissions or discounts. We have agreed to indemnify the Sales Agents against certain civil liabilities, including liabilities under the Securities Act. We have also agreed to contribute to payments the Sales Agents may be required to make in respect of such liabilities.

The offering of our shares of common stock pursuant to the Sales Agreement will terminate upon the earlier of (i) the issuance and sale of all shares of common stock subject to the Sales Agreement and (ii) the termination of the Sales Agreement by us and/or by each of the Sales Agents that are a party thereto.

This summary of the material provisions of the Sales Agreement does not purport to be a complete statement of its terms and conditions. A copy of the Sales Agreement will be filed as an exhibit to a Current Report on Form 8-K filed under the Exchange Act on the date hereof and is incorporated by reference in this prospectus.

Our common stock is listed on The Nasdaq Global Market and trades under the symbol “MVIS.” On June 12, 2026, we applied to transfer the listing of our common stock from The Nasdaq Global Market to The Nasdaq Capital Market. The transfer agent of our common stock is Equiniti Trust Company, LLC, located at 6201 15th Avenue, Brooklyn, New York.

The Sales Agents and their respective affiliates may in the future provide various investment banking, commercial banking, financial advisory and other financial services for us and our affiliates, for which services they may in the future receive customary fees. In the course of their business, the Sales Agents may actively trade our securities for their own account or for the accounts of customers, and, accordingly, the Sales Agents may at any time hold long or short positions in such securities. The Sales Agents have performed, are currently performing and may in the future perform, various financial advisory and investment banking services for us in connection with our evaluation of potential strategic transactions, for which they received or will receive customary fees and expenses.

A prospectus and any accompanying prospectus supplement in electronic format may be made available on a website maintained by the Sales Agents, and the Sales Agents may distribute the prospectus and any accompanying prospectus supplement electronically.

Offer restrictions outside the United States

Other than in the United States, no action has been taken by us or the Sales Agents that would permit a public offering of the securities offered by this prospectus in any jurisdiction where action for that purpose is required. The securities offered by this prospectus may not be offered or sold, directly or indirectly, nor may this prospectus or any other offering material or advertisements in connection with the offer and sale of any such securities be distributed or published in any jurisdiction, except under circumstances that will result in compliance with the applicable rules and regulations of that jurisdiction. Persons into whose possession this prospectus comes are advised to inform themselves about and to observe any restrictions relating to the offering and the distribution of this prospectus. This prospectus does not constitute an offer to sell or a solicitation of an offer to buy any securities offered by this prospectus in any jurisdiction in which such an offer or a solicitation is unlawful.

11

LEGAL MATTERS

The validity of the common stock being offered hereby will be passed upon by Ropes & Gray LLP. The Sales Agents are represented by Wilson Sonsini Goodrich & Rosati, P.C., Seattle, Washington, in connection with the shares of common stock being offered hereby.

EXPERTS

The consolidated financial statements and financial statement schedules of MicroVision, Inc. (the “Company”) as of December 31, 2025 and 2024 and for each of the three years in the period ended December 31, 2025 incorporated in this prospectus by reference from the Annual Report on Form 10-K of the Company for the year ended December 31, 2025, have been audited by Baker Tilly US, LLP, an independent registered public accounting firm, as stated in their report. Such consolidated financial statements have been incorporated by reference in reliance upon the report of such firm given their authority as experts in accounting and auditing.

The carved out and combined financial statements of the Luminar Light Detection and Ranging Business as of December 31, 2025 and 2024 and for the years then ended incorporated by reference from our Current Report on Form 8-K/A Amendment No. 1 and filed with the U.S. Securities and Exchange Commission on April 21, 2026, have been audited by Baker Tilly US, LLP, an independent auditor, as stated in their report (which report expresses an unmodified opinion and includes emphasis of matter paragraphs relating to a going concern uncertainty and bankruptcy-related debt accounting). Such carved out and combined financial statements have been incorporated by reference in reliance upon the report of such firm given their authority as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and special reports, proxy statements and other information with the SEC. These documents are on file with the SEC. Our SEC filings are also available to the public from the SEC’s website at www.sec.gov.

DOCUMENTS INCORPORATED BY REFERENCE

This prospectus is part of a registration statement on Form S-3, including amendments, relating to the common stock offered by this prospectus, which has been filed with the SEC. This prospectus does not contain all of the information set forth in the registration statement and the exhibits and schedules thereto, certain parts of which are omitted in accordance with the rules and regulations of the SEC. Statements contained in this prospectus as to the contents of any contract or other document referred to are not necessarily complete and in each instance reference is made to the copy of that contract or other document filed as an exhibit to the registration statement. For further information about us and the common stock offered by this prospectus, we refer you to the registration statement and the exhibits and schedules which may be obtained as described above.

The SEC allows us to “incorporate by reference” the information we file with them, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this prospectus, and the information that we file later with the SEC will automatically update and supersede this information. We incorporate by reference the documents listed below and any future filings we will make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act prior to the time that all securities covered by this prospectus have been sold; provided, however, that we are not incorporating any information furnished under any of Item 2.02 or Item 7.01 (including exhibits furnished under Item 9.01 in connection with information furnished under Item 2.02 or Item 7.01) of any current report on Form 8-K:

●	Our Annual Report on Form 10-K for the fiscal year ended December 31, 2025 filed with the SEC on March 4, 2026, as amended on April 30, 2026;
●	Our Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2026, filed with the SEC on May 15, 2026;
●	Our Current Reports on Form 8-K filed with the SEC on January 16, 2026, January 30, 2026, February 4, 2026, as amended on April 21, 2026, February 24, 2026, February 24, 2026, March 16, 2026 (Item 8.01 only) and June 1, 2026 (Item 8.01 only); and
●	The description of our Common Stock contained in Exhibit 4.2 to our Form 10-K for the fiscal year ended December 31, 2020, filed with the SEC on March 15, 2021, including any amendments or reports filed for the purpose of updating this description.

We will promptly provide, without charge to each person (including any beneficial owners) who receives a copy of this prospectus, upon written or oral request, a copy of any or all of the documents incorporated by reference in this prospectus. Requests should be directed to:

MicroVision, Inc.

18390 NE 68th Street

Redmond, Washington 98052

Attention: Investor Relations

(425) 936-6847

You can also find these filings on our website at www.microvision.com. We are not incorporating the information on our website other than these filings into this prospectus.

12

MicroVision, Inc.

$42,000,000

Common Stock

Prospectus

Deutsche Bank Securities	Mizuho	Craig-Hallum

, 2026

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14. Other Expenses of Distribution

The following table sets forth the estimated expenses payable by us in connection with the sale and distribution of the securities registered hereby, other than underwriting discounts or commissions.

SEC Registration Fee		$5,800.20
Legal Fees and Expenses		*
Printing Expenses		*
Accounting Fees and Expenses		*
Miscellaneous		*
Total Expenses	$	*

* Estimated expenses are not presently known.

Item 15. Indemnification of Directors and Officers

Section 145 of the Delaware General Corporation Law, or DGCL, provides that a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorney’s fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with such action, suit or proceeding if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe the person’s conduct was unlawful. Section 145 further provides that a corporation similarly may indemnify any such person serving in any such capacity who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor, against expenses actually and reasonably incurred in connection with the defense or settlement of such action or suit if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Delaware Court of Chancery or such other court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Delaware Court of Chancery or such other court shall deem proper.

Section 102(b)(7) of the DGCL permits a corporation to include in its certificate of incorporation a provision eliminating or limiting the personal liability of a director to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, provided that such provision shall not eliminate or limit the liability of a director (i) for any breach of the director’s duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the DGCL (relating to unlawful payment of dividends and unlawful stock purchase and redemption) or (iv) for any transaction from which the director derived an improper personal benefit.

The Company’s Amended and Restated Certificate of Incorporation provides that the Company’s directors shall not be liable to the Company or its stockholders for monetary damages for breach of fiduciary duty as a director except to the extent that exculpation from liabilities is not permitted under the DGCL as in effect at the time such liability is determined. The Company’s Amended and Restated Certificate of Incorporation further provides that the Company shall indemnify its directors and officers to the fullest extent permitted by the DGCL.

II-1

The Company has a liability insurance policy in effect which covers certain claims against any officer or director of the Company by reason of certain breaches of duty, neglect, errors or omissions committed by such person in his or her capacity as an officer or director.

For the undertaking with respect to indemnification, see Item 17 herein.

Item 16. Exhibits

Title of Exhibit
10.1	Amendment No. 1 to At-the-Market Issuance Sales Agreement, dated June 12, 2026, by and among the Company and Deutsche Bank Securities Inc., Mizuho Securities USA LLC and Craig-Hallum Capital Group LLC.
4.1

Form of Specimen Stock Certificate for Common Stock (incorporated by reference to Exhibit 4.1 to the Company’s Post-Effective Amendment to Form S-3 Registration Statement, Registration No. 333-102244, filed with the SEC on December 24, 2003).

5.1	Opinion of Ropes & Gray LLP.
23.1	Consent of Baker Tilly US, LLP.
23.2	Consent of Baker Tilly US, LLP (Luminar LiDAR Business).
23.3	Consent of Ropes & Gray LLP (included in the opinion filed as Exhibit 5.1).
24.1	Powers of Attorney (included on the signature page hereto).
107	Filing Fees.

Item 17. Undertakings

The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement.

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

II-2

Provided, however, that paragraphs (1)(i), (1)(ii) and (1)(iii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or 15(d) of the Exchange Act that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability under the Securities Act to any purchaser:

(i) If the registrant is relying on Rule 430B:

(A) Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(B) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date; or

(ii) If the registrant is subject to Rule 430C, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(5) That, for the purpose of determining liability of the registrant under the Securities Act to any purchaser in the initial distribution of securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus relating to the offering required to be filed pursuant to Rule 424;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

II-3

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and (iv) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(6) That, for purposes of determining any liability under the Securities Act:

(i) Each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(ii) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the provisions set forth in Item 15 above, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

(iii) The information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in the form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of the registration statement as of the time it was declared effective.

(iv) Each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

II-4

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Redmond, state of Washington, on the 12th day of June, 2026.

MICROVISION, INC.

By:	/s/ Drew G. Markham
Name:	Drew G. Markham
Title:	Senior Vice President, General Counsel & Secretary

POWER OF ATTORNEY

Each individual whose signature appears below hereby constitutes and appoints Glen DeVos, Stephen Hrynewich and Drew Markham, jointly and severally, his or her true and lawful attorneys-in-fact and agents with full powers of substitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all supplements and amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and all documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his or her substitute or substitutes, may lawfully do or cause to be done by virtue thereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated below on the 12th day of June, 2026.

Signature	Title

/s/ Glen DeVos	Chief Executive Officer and Director (Principal Executive Officer)
Glen DeVos
/s/ Stephen Hrynewich	Interim Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)
Stephen Hrynewich

/s/ Simon Biddiscombe	Director, Executive Vice Chair
Simon Biddiscombe

/s/ Robert P. Carlile	Director
Robert P. Carlile

/s/ Jeffrey Herbst	Director
Jeffrey Herbst

/s/ Laura J. Peterson	Director
Laura J. Peterson

/s/ Peter Schabert	Director
Peter Schabert

/s/ Jada Smith	Director
Jada Smith